Exhibit 99.2

Financial Results Financial Results Fourth Quarter & Year End 2013 Fourth Quarter & Year End 2013

Forward-Looking Statements This presentation may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: uncertainty about whether the Corporation and FirstBank will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (the “New York Fed”) and the consent order dated June 2, 2010 that FirstBank entered into with the FDIC and the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (the “FDIC Order”) that, among other things, require FirstBank to maintain certain capital levels and reduce its special mention, classified, delinquent, and non-performing assets; the risk of being subject to possible additional regulatory actions; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs and its ability to obtain, on a periodic basis, approval from the FDIC to issue brokered CDs to fund operations and provide liquidity in accordance with the terms of the FDIC Order; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s stockholders in the future due to the Corporation’s inability to receive approval from the New York Fed or the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) to receive dividends from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation’s loans and other assets, which has contributed and may continue to contribute to, among other things, the high levels of non-performing assets, charge-offs, and provisions and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank to realize the benefit of the deferred tax asset; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources, and affect demand for all of the Corporation’s products and services and reduce the Corporation’s revenues, earnings, and the value of the Corporation’s assets; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico, the current fiscal problems and budget deficit of the Puerto Rico government and recent credit downgrades of the Puerto Rico government; a credit default by the Puerto Rico government or any of its public corporations or other instrumentalities, and recent and/or future downgrades of the long-term debt ratings of the Puerto Rico government, which could adversely affect economic conditions in Puerto Rico; the risk that any portion of the unrealized losses in the Corporation’s investment portfolio is determined to be other-than-temporary, including unrealized losses on Puerto Rico government obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve Board, the New York Fed, the FDIC, government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize additional impairments on financial instruments, goodwill, or other intangible assets relating to acquisitions; the risks that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Corporation’s businesses, business practices, and cost of operations; the risk of losses in the value of investments in unconsolidated entities that the Corporation does not control; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws.

Agenda Fourth Quarter & Year End 2013 Highlights: Aurelio Alemán, President & Chief Executive Officer Fourth Quarter Results of Operations: Orlando Berges, Executive Vice President & Chief Financial Officer Summary Questions & Answers

FOURTH QUARTER & FISCAL YEAR 2013 Highlights

FOURTH QUARTER & FISCAL YEAR 2013 Highlights Effectively executing strategic plan as we continue to de-risk the balance sheet and focus efforts on strengthening our core franchise across our three geographies Asset Quality: Remains our top priority… NPAs, down $513 million, or 41%, compared to FYE 2012; Completed two large bulk sale transactions in first half of 2013 with a loss $140.8 million; and Wrote-off assets pledged as collateral to Lehman. Profitability: Achieved in second half of 2013 following bulk sale transactions… FYE 2013 loss of $164.5 million, impacted by accelerated balance sheet clean-up, adj. income* of $45.4 million; NIM improved 47 basis points to 4.11% compared to FYE 2012 through reduced funding costs; and Posted a strong pre-tax pre-provision income for 2013 of $184 million, still impacted by high credit cost. Core Deposits: Continued building product capabilities and deepening relationships… Increased $248 million, or 4%, during 2013; and  Reduced reliance on brokered CDs by $233 million compared to FYE 2012. Loan Originations: Key strength of the franchise… $3.7 billion of originations for 2013, an increase of approximately $600 million compared to 2012; Continued focus on rebuilding our credit card book, C&I and mortgage loans while strengthening our dominant position on the island in consumer and auto lending; and Achieved loan growth in our Florida book. Capital Position: Strong capital position allowing us to continue to address our legacy asset issues in a challenging economic environment. Our deferred tax asset valuation allowance is $523 million. Fiscal Year 2013: Highlights * See reconciliation on page 23 – Use of Non GAAP Financial Measures

Profitability Net income of $14.8 million, or $0.07 per diluted share, including $2.5 million for attorneys’ fees awarded to the counterparty on the Lehman Brothers litigation and $1.4 million in branch consolidation and restructuring expenses. Adjusted net income of $18.5 million, excluding the aforementioned items. These results were also impacted by a $5.9 million loss in the equity of the unconsolidated entity and $7 million increase in write-downs to certain commercial OREO properties. Net interest margin increased by 5 basis points to 4.25% driven by reductions in funding costs. Pre-tax, pre-provision income of $47.6 million compared to $50.9 million in 3Q 2013. Asset Quality Total NPAs decreased by $0.6 million compared to 3Q 2013. NPAs/Assets of 5.7%. No large held for sale loans or OREO sales were completed during the quarter. Inflows of nonperforming loans increased by $10.4 million driven by residential mortgages and two large commercial loan relationships. Provision for loan and lease losses of $23.0 million compared to $22.2 million in 3Q 2013. Net charge-offs of $26.5 million, or an annualized 1.10% of average loans, compared to $33.9 million in the third quarter of 2013. Core Deposits Deposits, net of government and brokered, increased by $17.4 million in 4Q 2013. Government deposits decreased by $53.1 million in 4Q 2013. Brokered certificates of deposit decreased by $38.5 million in 4Q 2013. Capital Deferred Tax Asset valuation allowance of $523 million Q4 2013 Capital position was further strengthened: ‒Risk Based Capital Ratio 17.1% compared to 16.9% in 3Q 2013 ‒Tier 1 Ratio 15.8% compared to 15.6% in 3Q 2013 ‒Leverage Ratio 11.7% compared to 11.7% in 3Q 2013 ‒Tier 1 Common Ratio 12.7% compared to 12.6% in 3Q 2013 ‒Tangible Common Equity Ratio 8.71% compared to 8.65% in 3Q 2013 Fourth Quarter 2013 Highlights: EFFECTIVELY EXECUTING PLAN

Fourth Quarter 2013 Highlights: LOAN PORTFOLIO Strong origination activity at $972 million for 4Q 13: -Residential mortgages originations declined due to a decrease in consumer demand in our main market. -Anticipating a more challenging market environment in Puerto Rico and have planned accordingly to achieve 2014 origination targets. ($ in millions) Loan Originations* Continued focus on revenue generation through growth in commercial and consumer book: Focus on increasing Consumer and Residential Mortgage market share & rebuilding our Commercial portfolio. Slight growth in all loan categories. $57 million increase in Florida C&I driven by new commercial strategies in the territory. * Originations including refinancings and draws from existing revolving and non-revolving commitments Loan Portfolio $0$2,250$4,500$6,750$9,000$11,2503Q2,7672,7472,7142,5112,5191,9862,0132,0202,0472,0593533622231951645,0874,9324,6044,6924,76616485276238115$10,257 $10,140 $9,836 $9,683 9,623 Loans Held for Sale Commercial Construction Consumer & Finance Leases Residential Mortgage$0$2,250$4,500$6,750$9,000$11,2504Q 20121Q 20132Q 20133Q 20134Q 20132,7472,7142,5112,5192,5492,0132,0202,0472,0592,0673622231951641694,9324,6044,6924,7664,8528527623811576$10,140 $9,836 $9,683 $9,623 $9,712 $-$220 $440 $660 $880 $1,100 4Q 20121Q 20132Q 20133Q 20134Q 2013214 229 262 177 162 305 279 308 290 284 39 28 15 5 9 357 265 431 448 517 $914 $802 $1,016 $920 $972

Continued focus on deposit growth strategy; brokered CDs were reduced $38.5 million during 4Q 2013. Excluding government deposits which declined $53 million, core were up $17.4 million. We achieved this while reducing the cost of deposits net of brokered from 0.79% to 0.77%. We are prepared for additional reductions in government deposits. Continued focus on cross-selling opportunities. Reduced reliance on brokered deposits: -32% of deposits are brokered CDs, a decline of $233 million compared to 4Q 2012. 8 ($ in millions) Core Deposits * Total Deposit Composition Fourth Quarter Highlights: DEPOSIT MIX * Core deposits are total deposits excluding brokered CDs. Interest Bearing59%Non-interest Bearing9%Brokered CDs32%$-$1,750 $3,500 $5,250 $7,000 4Q 20121Q 20132Q 20133Q 20134Q 20132,776 2,824 2,835 2,828 2,842 1,108 1,161 1,144 1,106 1,136 2,077 2,122 2,111 2,080 2,054 529 515 605 759 706 $6,490 $6,622 $6,695 $6,773 $6,738 Retail Commercial CDs & IRAs Public Funds

FOURTH QUARTER & FISCAL YEAR 2013 Results of Operations

1First BanCorp

Results of Operations: FOURTH QUARTER 2013 FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)

	4Q 2013	3Q 2013	Variance	4Q 2012
Interest income	$ 162,690	$ 162,203	$ 487	$ 165,054
Interest expense	30,031	31,298	(1,267)	39,423
Net interest income	132,659	130,905	1,754	125,631
Provision for loan and lease losses	22,969	22,195	774	30,466
Non-interest income	18,378	15,968	2,410	20,098
Equity in losses of unconsolidated entities	(5,893)	(5,908)	15	(8,330)
Total non-interest income	12,485	10,060	2,425	11,768
Personnel expense	31,476	32,823	(1,347)	31,840
Occupancy and equipment expense	15,708	15,134	574	14,972
Insurance and supervisory fees	11,452	11,513	(61)	13,263
REO expense	13,321	7,052	6,269	6,201
Other operating expenses	34,584	32,632	1,952	24,629
Total non-interest expense	106,541	99,154	7,387	90,905
Pre-tax income (loss)	15,634	19,616	(3,982)	16,028
Income tax expense	845	3,676	(2,831)	1,493
Net income (loss)	$ 14,789	$ 15,940	$ (1,151)	$ 14,535
Select Financial Information				
Adjusted Pre-tax, pre-provision income	$ 47,589	$ 50,871	$ (3,282)	$ 54,461
Fully diluted EPS	$ 0.07	$ 0.08	$ (0.01)	$ 0.07
Book value per share	$ 5.57	$ 5.59	$ (0.02)	$ 6.89
Tangible book value per share	$ 5.30	$ 5.32	$ (0.02)	$ 6.60
Common stock price	$ 6.19	$ 5.68	$ 0.51	$ 4.58
Net Interest Margin (GAAP)	4.25%	4.20%	0.05%	3.91%
Efficiency ratio	73.4%	70.3%	3.1%	66.2%

10

Net Interest  Income NIM (GAAP)3.913.964.044.204.25 Results of Operations: REVENUE & MARGIN EXPANSION NIM expanded 5 basis points, while net interest income increased $1.8 million compared to Q3 13. NIM increased 34 basis points compared to Q4 12. Net interest income increased $1.8 million in the fourth quarter due to: -A decrease of $1.3 million in total interest expense, due to a reduction in the average cost of total deposits; and -A $1.4 million increase in interest income on investment securities due, in part, to reinvestment of cash into higher yielding securities. -Partially offset by a $1.1 million decline in interest income on loans related to lower volume on residential mortgages and credit cards. 2.602.752.943.203.46Net Interest …($ in millions)

Results of Operations: COST OF FUNDS Cost of total deposits, excluding brokered CDs, decreased to 0.77% from 0.79%. The average rate paid on non-brokered deposits, including interest-bearing checking accounts, savings and retail CDs, remained relatively flat, declining by 1 basis point to 0.89% during the fourth quarter. The average cost of brokered CDs decreased 6 basis points during the fourth quarter of 2013 as the Corporation repaid approximately $446.1 million of matured brokered CDs with an all-in cost of 1.00% and new issuances amounted to $407.2 million with an all-in cost of 0.90%. Overall funding costs declined $1.3 million or 5bps to 1.14%. Cost of Deposits .01%0.98%0.93%0.90%0.89%0.88%0.84%0.81%0.79%0.77%0.60%0.90%1.20%4Q 20121Q 20132Q 20133Q 20134Q 2013Interest Bearing Total

Results of Operations: NON-INTEREST INCOME* Excluding the equity in earnings / (losses) of unconsolidated entities (related to investment in CPG/GS) non-interest income increased $2.4 million compared to 3Q 2013, due to: -$2.1 million recovery in fair value adjustments on commercial loans held for sale; and -$0.4 million increase in revenue from mortgage banking activities. -Offset by a $0.5 million loss related to valuation adjustments related to branch optimization in FL. * Non interest income excludes equity losses of unconsolidated entities and write down of collateral pledged to Lehman in Q2 2013. ($ in millions) $-$5.0 $10.0 $15.0 $20.0 4Q 20121Q 20132Q 20133Q 20134Q 2013$10.2 $11.2 $6.3 $9.3 $11.3 $6.7 $4.6 $4.8 $3.5 $3.9 $3.2 $3.4 $3.1 $3.2 $3.2 $20.1 $19.2 $14.3 $16.0 $18.4 Service charges –deposits Mortgage banking Other

Results of Operations: Operating Expenses

($ in millions)

	4Q 2013	3Q 2013	% Change
Credit related expenses	$ 15.5	$ 9.8	58%
Deposit insurance prem & supervisory	11.5	11.5	0%
Outsourcing technology services	4.2	4.3	-2%
Taxes other than income	4.1	4.6	-11%
Loss contingency fees - Lehman	2.5	-	
Branch optimization expenses	0.9	-	
Credit & debit card processing expenses	4.9	2.7	82%
Credit card processing conversion	-	1.7	
Secondary offering costs	-	1.7	
All other expenses	63.0	62.7	1%
Total	$ 106.5	$ 99.0	8%

- Increase of $5.7 million in credit related expenses, mostly valuation adjustments in OREO properties.
- $2.5 million loss contingency related to attorneys' fees granted by the court to Barclays Capital in connection with the denial of the Summary Judgment .
- $0.9 million related to the branch consolidations and optimization efforts.
- A $2.2 million increase in credit card processing expenses due to higher post conversion volumes and the elimination of a processing credit being received under the temporary servicing.
- Credit card processing conversion expenses in 3Q of $1.7 million.
- Secondary offering expenses of $1.7 million in 3Q.

14

1First BanCorp

Results of Operations: ASSET QUALITY

($ in millions)

Non-performing Assets



NPLs Held for Sale
Repossessed Assets & Other
Loans Held for Investment
NPAs / Assets
$2,000
$1,600
$1,200
$800
$400
$0
$1,790
150
1,639
9.5%
$1,701
150
1,551
$1,669
163
1,506
10.0%
$1,562
159
163
1,239
$1,410
172
1,233
9.3%
$1,390
176
1,208
$1,377
188
1,184
10.2%
$1,337
194
1,138
$1,332
213
1,119
10.2%
$1,308
242
1,066
$1,259
251
1,008
9.6%
$1,238
260
976
$1,087
148
256
683
8.4%
$752
95
151
506
$726
80
147
498
5.7%
$725
55
175
496
5.7%
1Q 2Q 3Q 4Q
2010
1Q 2Q 3Q 4Q
2011
1Q 2Q 3Q 4Q
2012
1Q 2Q 3Q 4Q
2013

	Q4 13	Q3 13	$ Δ	% Δ
Residential	$ 161	$ 142	$ 19	14%
Consumer	40	37	3	8%
C&I and CRE	235	255	(20)	(8%)
Construction	59	64	(5)	(8%)
Loans HFS	55	80	(25)	(32%)
NPLs	550	579	(28)	(5%)
REO & Repo Prop	175	147	28	19%
NPAs	$ 725	$ 726	$ (1)	(0%)

- NPAs are down over $513 million, or 41%, compared to Q4 12.
- Total NPLs are also down $427 million, or 44%, since Q4 12.
- Commercial NPLs are being carried at 53.9% of unpaid principal balance, net of specific reserves.
- NPA's for the quarter were flat with a large migration of NPA's to OREO's upon completion of foreclosure processes. No large held for sale or OREO sales were completed during the quarter.

Commercial Non-performing Loans *(includes HFS)* [(1)]

Product	Book Value	Accumulated Charge-offs	Reserves	Net Carrying Amount [(2)]
C&I	$114.8	$50.6	$22.1	56.1%
CRE	127.1	46.6	20.9	61.1%
Const.	106.6	92.9	15.1	45.9%
Total	**$348.6**	**$190.2**	**$58.1**	**53.9%**

1 As of December 31, 2013
2 Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs

15

Results of Operations: NET CHARGE-OFFS & ALLOWANCE COVERAGE ($ in millions) Total net charge-offs for 4Q 2013 were $26.5 million, or 1.10% of average loans. The bulk loan sales completed in the first two quarters and the transfer of loans to held for sale in the first quarter added $98.0 million and $134.5 million in charge-offs in Q2 13 and Q1 13, respectively. Allowance coverage ratio of 2.97% as of December 31, 2013. Net Charge-offs * Annualized $-$30 $60 $90 $120 $150 $180 $210 4Q 20121Q 20132Q 20133Q 20134Q 201310 12 103 8 5 10 13 14 14 15 19 141 9 12 7 2 39 2 $41 $204 $129 $34 $26 Construction Commercial Consumer Residential$435 $343 $301 $289 $286 4.33%3.58%3.19%3.04%2.97%1.59%8.10%5.25%1.41%1.10%0.0%2.1%4.2%6.3%8.4%$-$125 $250 $375 $500 4Q 121Q 132Q 133Q 134Q 13ALLLALLL to Loans NCOs to Average Loans *

Results of Operations: CAPITAL POSITION Total stockholders’ equity amounted to $1.2 billion as of December 31, 2013, a decrease of $4.7 million from September 30, 2013, driven by a decrease of $20.3 million in other comprehensive income mainly attributable to declines in the value of U.S. agency MBS of approximately $21.5 million, partially offset by net income of $14.8 million. The capital levels continue to be strong as First BanCorp executes on its strategic plan. Capital Ratios 17.8%Total Capital Ratio16.9%17.1%16.5%Tier 1 Capital Ratio15.6%15.8%12.6%Leverage Ratio11.7%11.7%13.6%Tier 1 Common Ratio12.6%12.7%10.4%Tangible Common8.65%8.71%6.5%9.0%11.5%14.0%16.5%19.0%4Q 20121Q 20132Q 20133Q 20134Q 2013

Fourth Quarter Highlights: PR GOVERNMENT EXPOSURE ($ in millions) Total asset exposure to the Puerto Rico Government as of December 31, 2013 was approximately $470 million. In addition, there is $205 million of indirect exposure to the Tourism Development Fund supporting hotel projects. Total Government Deposits as of December 31, 2013 were $546 million. Time Deposits Transaction Accounts Total Federal Funds - $ 8.9 $ 8.9 $ Municipalities 21.6 84.9 106.5 Public Agencies  4.2  191.0 195.3 Public Corporations 235.0 0.7 235.7 Total 260.8 $ 285.5 $ 546.4 $ Investment Portfolio 71.0 $ Central Government 112.7 Public Corporations 84.6 Municipalities 200.5

FOURTH QUARTER & FISCAL YEAR 2013 Q&A

EXHIBITS

($ in millions; except per share data) Select Financial Data: 2013 VS. 2012 FINANCIAL HIGHLIGHTS FY 2013 FY 2012 Variance Net income (loss) (164.5) $ 29.8$ (652%) Adjusted Net income 45.4 $ 29.8 $ 52%Adjusted Pre-tax, pre-provision income183.6$ 178.5$ 3% Net Interest Margin (GAAP) 4.11% 3.64% 13% Nonperforming Loans 550 $ 977 $ (44%) Nonperforming Assets725$ 1,238$ (41%) Non-interest bearing deposits851$ 837$ 2% Brokered CDs3, 142 $ 3,375 $ (7%) Total Capital Ratio 17.1% 17.8% (4%) Tier 1 Capital Ratio 15.8% 16.5% (4%) Leverage Ratio 11.7% 12.6% (7%) Tier 1 Common Ratio 12.7% 13.6% (6%) Tangible Common Ratio 8.7% 10.4% (16%) Book value per share5.57$ 6.89$ (19%) Tangible book value per share 5.30 $ 6.60 $ (20%) Common stock price 6.19 $ 4.58 $ 35%

Results of Operations: FOURTH QUARTER KEY MARGIN DRIVERS Q4 vs. Q3 Change in Average Interest Earning Assets & Interest Bearing Liabilities * On a tax equivalent basis and excluding valuations $ D in % D in Average Average Volume Rate Average total investments(732)$ 0.30%2,075$ Average loans & leases: Residential mortgage loans(44,672) (0.20%)(1,928) Construction loans(42,660) (0.18%)(451) C&I and commercial mortgage loans98,848 0.12%2,472 Consumer loans11,482 (0.32%)(1,109) Total average loans25,401 (0.06%)(1,009) Average total interest-earning assets24,669 0.02%1,066 Interest-bearing liabilities: Brokered CDs(38,529) (0.06%)609 Other interest-bearing deposits133,694 (0.02%)(28) Other borrowed funds- (0.00%)13 FHLB advances(54,286) (0.58%)673 Average total interest-bearing liabilities40,879 (0.05%)1,267 Increase in net interest income *2,333$ Net Interest Income Changes

1First BanCorp

Use of Non-GAAP Financial Measures

The results for FYE 2013 were negatively impacted by two significant items:

- an aggregate loss of $140.8 million on two separate bulk sales and valuation adjustments to certain loans transferred to held for sale; and
- a $66.6 million loss related to the write-off of assets pledged as collateral to Lehman together with an additional $2.5 million for a loss contingency of attorneys' fees awarded to the counterparty related to this matter.

Excluding these items, net income for FYE 2013 was $45.4 million.

(In thousands, except per share information)	Year Ended December 31, 2013 As Reported (GAAP)	Bulk Sales Transaction Impact	Write-off collateral pledged to Lehman and related contingency for attorneys' fees	Year Ended December 31, 2013 Adjusted (Non-GAAP)	Year Ended December 31, 2012 As Reported (GAAP)	Variance
Net interest income	$ 514,945	$ -	$ -	$ 514,945	$ 461,705	$ 53,240
Provision for loan and lease losses	243,751	(132,002)	-	111,749	120,499	(8,750)
Net interest income after provision for loan and lease losses	271,194	132,002	-	403,196	341,206	61,990
Non-interest (loss) income	(15,489)	-	66,574	51,085	49,391	1,694
Non-interest expenses	415,028	(8,840)	(2,500)	403,688	354,883	48,805
(Loss) Income before income taxes	(159,323)	140,842	69,074	50,593	35,714	14,879
Income tax expense	(5,164)	-	-	(5,164)	(5,932)	768
Net (loss) income	$ (164,487)	$ 140,842	$ 69,074	$ 45,429	$ 29,782	$ 15,647
Earnings (loss) per common share:						
Basic	$ (0.80)	$ 0.68	$ 0.34	$ 0.22	$ 0.15	$ 0.07
Diluted	$ (0.80)	$ 0.68	$ 0.34	$ 0.22	$ 0.14	$ 0.08

23

Use of Non-GAAP Financial Measures

Basis of Presentation - Use of Non-GAAP Financial Measures

This presentation contains non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.

Tangible Common Equity Ratio and Tangible Book Value per Common Share

The tangible common equity ratio and tangible book value per common share are non-GAAP measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders' equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

(In thousands, except ratios and per share information)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Tangible Equity:					
Total equity - GAAP	$ 1,215,858	$ 1,220,593	$ 1,222,328	$ 1,403,999	$ 1,485,023
Preferred equity	(63,047)	(63,047)	(63,047)	(63,047)	(63,047)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Purchased credit card relationship	(19,787)	(20,718)	(21,649)	(22,580)	(23,511)
Core deposit intangible	(6,981)	(7,570)	(8,158)	(8,746)	(9,335)
Tangible common equity	**$ 1,097,945**	**$ 1,101,160**	**$ 1,101,376**	**$ 1,281,528**	**$ 1,361,032**
Tangible Assets:					
Total assets - GAAP	$ 12,656,925	$ 12,787,450	$ 12,803,169	$ 13,005,876	$ 13,099,741
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Purchased credit card relationship	(19,787)	(20,718)	(21,649)	(22,580)	(23,511)
Core deposit intangible	(6,981)	(7,570)	(8,158)	(8,746)	(9,335)
Tangible assets	**$ 12,602,059**	**$ 12,731,064**	**$ 12,745,264**	**$ 12,946,452**	**$ 13,038,797**
Common shares outstanding	**207,091**	**207,043**	**206,982**	**206,228**	**206,235**
Tangible common equity ratio	**8.71%**	**8.65%**	**8.64%**	**9.90%**	**10.44%**
Tangible book value per common share	**$ 5.30**	**$ 5.32**	**$ 5.32**	**$ 6.21**	**$ 6.60**

24

1 First BanCorp

Use of Non-GAAP Financial Measures

Basis of Presentation - Use of Non-GAAP Financial Measures

This presentation contains non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.

Tier 1 Common Equity to Risk-Weighted Assets Ratio

The Tier 1 common equity to risk-weighted assets ratio is calculated by dividing (a) Tier 1 capital less non-common elements including qualifying perpetual preferred stock and qualifying trust preferred securities by (b) risk-weighted assets, which assets are calculated in accordance with current applicable bank regulatory requirements (Basel 1). The Tier 1 common equity ratio is not required by GAAP or on a recurring basis by applicable bank regulatory requirements. Management is currently monitoring this ratio, along with the other ratios discussed above, in evaluating the Corporation's capital levels and believes that, at this time, the ratio may be of interest to investors.

(Dollars in thousands)	As of				
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Tier 1 Common Equity:					
Total equity - GAAP	$ 1,215,858	$ 1,220,593	$ 1,222,328	$ 1,403,999	$ 1,485,023
Qualifying preferred stock	(63,047)	(63,047)	(63,047)	(63,047)	(63,047)
Unrealized loss (gain) on available-for-sale securities (1)	78,734	58,485	40,142	(19,868)	(28,476)
Disallowed deferred tax asset (2)	-	(43)	-	-	-
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(6,981)	(7,570)	(8,158)	(8,746)	(9,335)
Other disallowed assets	(23)	(410)	(569)	(2,515)	(4,032)
Tier 1 common equity	**$ 1,196,443**	**$ 1,179,910**	**$ 1,162,598**	**$ 1,281,725**	**$ 1,352,035**
Total risk-weighted assets	**$ 9,405,802**	**$ 9,402,910**	**$ 9,467,699**	**$ 9,721,502**	**$ 9,933,719**
Tier 1 common equity to risk-weighted assets ratio	**12.72%**	**12.55%**	**12.28%**	**13.18%**	**13.61%**

1- Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

2- Approximately $7.9 million of the Corporation's deferred tax assets as of December 31, 2013 (September 30, 2013 - $7.7 million; June 30, 2013 - $10 million; March 31, 2013 - $10 million; December 31, 2012 - $11 million) was included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $0 of such assets as of December 31, 2013 (September 30, 2013 - $43 thousand; June 30, 2013 - $0; March 31, 2013 - $0; December 31, 2012 - $0) exceeded the limitation imposed by these guidelines and, as "disallowed deferred tax assets," was deducted in arriving at Tier 1 capital. According to regulatory capital guidelines, the deferred tax assets that are dependent upon future taxable income are limited for inclusion in Tier 1 capital to the lesser of: (i) the amount of such deferred tax asset that the entity expects to realize within one year of the calendar quarter-end date, based on its projected future taxable income for that year, or (ii) 10% of the amount of the entity's Tier 1 capital. Approximately $0.3 million of the Corporation's other net deferred tax liability as of December 31, 2013 (September 30, 2013 - $0.3 million; June 30, 2013 - $3 million; March 31, 2013 - $6 million; December 31, 2012 - $6 million) represented primarily the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.

25

Use of Non-GAAP Financial Measures Basis of Presentation - Use of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release. Adjusted Pre-Tax, Pre-Provision Income Adjusted pre-tax, pre-provision income is a non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net (loss) income excluding income tax expense (benefit), the provision for loan and lease losses, gains on sale and other than temporary impairment (OTTI) of investment securities, fair value adjustments on derivatives, and liabilities measured at fair value, equity in earnings or loss of unconsolidated entity as well as certain items identified as unusual, non-recurring or non-operating. In addition, from time to time, adjusted pre-tax, pre-provision income will reflect the omission of revenue or expenses items that management judges to be outside of ordinary banking activities and/or of items that, while they may be associated with ordinary banking activities, are so unusually large that management believes that a complete analysis of the Corporation’s performance requires consideration also of adjusted pre-tax, pre-provision income that excludes such amounts. (Dollars in thousands)December 31,September 30,June 30,March 31,December 31,20132013201320132012Income (loss) before income taxes 15,634$ $ 19,616 (123,562)$ (71,011)$ 16,028$ Add: Provision for loan and lease losses22,969 22,19587,464 111,123 30,466 Add: Net loss on investments and impairments- - 42 117 69 Less: Unrealized gain on derivative instruments and liabilities measured at fair value(355) (232) (708) (400) (432) Add: Bulk sales related expenses and other professional fees related to the terminated preferred stock exchange offer - - 3,198 5,096 - Add: Loss on certain OREO properties sold as part of the bulk sale of non-performing residential mortgage assets - - 1,879 - - Add: Secondary offering costs (1)- 1,669 - - - Add: Credit card processing platform conversion costs- 1,715 - - - Add: National gross receipt tax (2)- - 1,656 - - Less: National gross receipt tax - outside Puerto Rico (3)(473) - - - - Add: Branch consolidations and other restructuring expenses/valuation adjustments1,421 - - - - Add: Write-off collateral pledged to Lehman and related expenses2,500 - 66,574 - - Add/Less: Equity in loss (earnings) of unconsolidated entity5,893 5,908 (648) 5,538 8,330 Adjusted pre-tax, pre-provision income (4)47,589$ 50,871$ 35,895$ 50,463$ 54,461$ Change from most recent prior quarter-amount(3,282)$ 14,976$ (14,568)$ (3,998)$ 3,099$ Change from most recent prior quarter-percentage-6.5%41.7%-28.9%-7.3%6.0%(1) Offering of common stock by certain of the Corporation's existing stockholders.(2) Represents the impact of the national gross receipts tax corresponding to the first quarter of 2013, recorded during the second quarter after enactment of Act No. 40.(3) Represents the impact of the national gross receipt tax related to the trade or business outside of Puerto Rico that was reversed in the fourth quarter after enactment of Act No. 117, as explained below.(4) See "Basis of Presentation" for definition. Quarter Ended